Filed pursuant to Rule 424(b)(5)
Registration No. 333-223306

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Note	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.566% Senior Notes due 2029	$400,000,000	100.000%	$400,000,000	$48,480.00
4.276% Senior Notes due 2049	$500,000,000	99.999%	$499,995,000	$60,599.40

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated February 28, 2018)

$900,000,000

AQUA AMERICA, INC.

$400,000,000 3.566% Senior Notes due 2029

$500,000,000 4.276% Senior Notes due 2049

We are offering $400,000,000 aggregate principal amount of our 3.566% Senior Notes due 2029 (the “2029 notes”) and $500,000,000 aggregate principal amount of our 4.276% Senior Notes due 2049 (the “2049 notes”). We refer to the 2029 notes and the 2049 notes together as the “notes.”

The 2029 notes will bear interest at the rate of 3.566% per year and will mature on May 1, 2029. The 2049 notes will bear interest at the rate of 4.276% per year and will mature on May 1, 2049. Interest on the notes will accrue from April 26, 2019 and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019.

At our option, we may redeem some or all of the notes of each series at any time at the applicable redemption price for such series of notes described in this prospectus supplement.

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions (as defined herein), to (1) fund the acquisition (the “Acquisition”) of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC (“LDC”), the parent of a group of natural gas public utility companies (collectively with LDC, “Peoples”), (2) complete the Company Debt Refinancing (as defined herein) and (3) pay related costs and expenses. We intend to use the remaining balance of net proceeds from this offering for general corporate purposes, including working capital and capital needs or repayment of borrowings under our existing revolving credit facility. See “Use of Proceeds.”

This offering is not conditioned upon the consummation of the Acquisition. However, if (i) the Acquisition has not been consummated on or prior to April 22, 2020, (ii) on or prior to April 22, 2020 and prior to the consummation of the Acquisition, the Acquisition Agreement (as defined herein) is terminated or (iii) prior to the consummation of the Acquisition, we otherwise publicly announce that the Acquisition will not be consummated, then we will be required to redeem all of the outstanding notes on the Special Mandatory Redemption Date (as defined herein) at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption” in this prospectus supplement.

This offering is not conditioned upon the completion of the Private Placement (as defined herein). This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities offered in any of the other Financing Transactions.

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees, will be effectively subordinated to any of our secured indebtedness (to the extent of the collateral securing such indebtedness) and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries (including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition).

For a more detailed description of the notes, see “Description of the Notes,” beginning on page S-27. of this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-13 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Per 2029 Note	Per 2049 Note	Total
Public Offering Price(1)	100.000%	99.999%	$899,995,000
Underwriting Discount	0.650%	0.875%	$6,975,000
Proceeds, before expenses, to Aqua America	$397,400,000	$495,620,000	$893,020,000

(1) Plus accrued interest from April 26, 2019, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about April 26, 2019.

Joint Bookrunners

RBC Capital Markets		Goldman Sachs & Co. LLC
BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan		TD Securities

April 24, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to (1) “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer to Aqua America, Inc. and its subsidiaries prior to the proposed Acquisition, (2) the “combined company” refers to Aqua America and its subsidiaries after completion of the Acquisition (as defined herein) and (3) “this offering” refers to this offering of the notes pursuant to this prospectus supplement and the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of the notes. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell the notes or seeking offers to buy the notes in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

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BASIS OF PRESENTATION

Unless otherwise specified or the context requires otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, (1) does not give effect to any of the Transactions (as defined below) and (2) when giving effect to the Acquisition, assumes there are no adjustments to the Default Cash Acquisition Consideration (as defined herein) and that the Cash Acquisition Consideration (as defined herein) will therefore be $4.275 billion.

Although (1) the Acquisition has not yet occurred and, if completed, will not occur until after the closing of this offering, (2) the Private Placement has not yet closed, (3) this offering is not contingent upon the completion of the Private Placement, the Acquisition or the Company Debt Refinancing, (4) the notes include a special mandatory redemption provision requiring us to redeem the notes upon the occurrence of a Special Mandatory Redemption Event (as defined herein) and (5) the securities issued in the TEU Offering (as defined herein) may be redeemed, repaid, or repurchased if the Acquisition is not consummated or is not consummated by a specified date, the pro forma and certain of the as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to the Acquisition, the Company Debt Refinancing and the Financing Transactions as if we had completed all such transactions as of December 31, 2018, in the case of balance sheet data, and as of January 1, 2018, in the case of income statement data, unless otherwise specified. The unaudited pro forma consolidated combined financial information included in our Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2019 (the “Acquisition 8-K/A”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described in this prospectus supplement under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” does not give effect to our issuance of $150 million principal amount of notes in this offering, because we have assumed that the net proceeds from that portion of this offering will be used for general corporate purposes, including working capital and capital needs or repayment of borrowings under our existing revolving credit facility. See “Use of Proceeds.” Moreover, the unaudited pro forma consolidated combined financial information included in the Acquisition 8-K/A and certain pro forma and as adjusted information included in this prospectus supplement have been calculated on the basis of assumptions made by our management at the time such information was prepared. For example, such unaudited pro forma consolidated combined financial information reflects assumptions regarding (a) the amount of proceeds we will receive from, and certain pricing and other terms of, the Financing Transactions, (b) the number of securities to be issued in connection with the Financing Transactions and (c) the terms on which the Acquisition and the Company Debt Refinancing will be completed. In particular, although we priced the Common Stock Offering (as defined herein) and the TEU Offering, and the underwriters for the Common Stock Offering and the TEU Offering exercised in full their respective options to purchase additional shares of our common stock and additional TEUs (as defined herein), and although we have entered into the CPPIB Agreement (as defined herein) in respect of the Private Placement (as defined herein), such unaudited pro forma consolidated combined financial information reflects assumptions regarding the number of shares of our common stock or TEUs, as applicable, sold in each such offering (including the assumption that such options were not exercised) and the pricing terms thereof, as well as assumptions regarding the amount of debt we expect to issue or incur to finance the Acquisition and the Company Debt Refinancing, and such information has not been updated to reflect actual amounts or updated expectations.

As a result, purchasers of the notes in this offering should not place undue reliance on the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon completion of any of the other transactions reflected in that information.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding:

•	recovery of capital expenditures and expenses in rates;

•	projected capital expenditures and related funding requirements;

•	our capability to pursue timely rate increase requests;

•	the availability and cost of capital financing;

•	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

•	dividend payment projections;

•	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

•	expectations regarding the proposed Acquisition, including statements regarding regulatory approvals for the Acquisition, potential financing transactions related to the Acquisition (including statements regarding the Financing Transactions and the use of proceeds therefrom, including the Company Debt Refinancing), closing of the Acquisition or the impact of the Acquisition on the Company;

•	the capacity of our water supplies, water facilities and wastewater facilities;

•	the impact of federal and/or state tax policies, including changes in tax laws and policies as a result of the Tax Cuts and Jobs Act of 2017, and the regulatory treatment of the effects of those policies;

•	the impact of geographic diversity on our exposure to unusual weather;

•	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

•	our authority to carry on our business without unduly burdensome restrictions;

•	the continuation of investments in strategic ventures;

•	our ability to obtain fair market value for condemned assets;

•	the impact of fines and penalties;

•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;

•	the development of new services and technologies by us or our competitors;
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•	the availability of qualified personnel;

•	the condition of our assets;

•	the impact of legal proceedings;

•	general economic conditions;

•	acquisition-related costs and synergies;

•	the sale of water and wastewater divisions; and

•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;

•	our ability to manage the expansion of our business, including our ability to manage our expanded operations following the closing of the Acquisition;

•	changes in general economic, business, credit and financial market conditions;

•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	our ability to treat and supply water or collect and treat wastewater;

•	Peoples’s ability to transport, distribute and store natural gas;

•	the profitability of future acquisitions;

•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

•	conditions to the completion of the Acquisition may not be satisfied or waived on a timely basis, or at all;

•	the decisions of governmental and regulatory bodies, including decisions on rate increase requests and decisions regarding potential acquisitions;

•	our ability to file rate cases on a timely basis to minimize regulatory lag;

•	abnormal weather conditions, including those that result in water use restrictions and seasonality effects;

•	changes in, or unanticipated, capital requirements;

•	changes in our credit ratings or the market price of our common stock;

•	changes in valuation of strategic ventures;

•	the extent to which we are able to develop and market new and improved services;

•	the effect of the loss of major customers;

•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

•	the diversion of our management’s time and resources caused by the announcement and pendency of the Acquisition;

•	labor disputes;
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•	increasing difficulties in obtaining insurance and increased cost of insurance;

•	cost overruns relating to improvements to, or the expansion of, our operations;

•	increases in the costs of goods and services and commodity prices;

•	civil disturbance or terroristic threats or acts;

•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

•	changes in accounting pronouncements;

•	litigation and claims;

•	changes in environmental conditions, including the effects of climate change;

•	restrictions on our subsidiaries’ ability to make dividends and other distributions;

•	restrictions and limitations that may stem from financing arrangements we enter into or assume in the future, or from the redemptions and repurchases we may undertake if the Acquisition is not consummated;

•	adverse effects to holders of the notes related to any financing transactions, including the Financing Transactions;

•	broad discretion of our management to use the net proceeds from the Common Stock Offering if the Acquisition is not consummated; and

•	the availability of funds to redeem the notes in the event of a special mandatory redemption.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus supplement, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

Investing in the notes involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business, financial condition and results of operations and the value of the notes, including those described in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Acquisition 8-K/A, and those described in the “Risk Factors” sections and other sections of this prospectus supplement and the accompanying prospectus. You may obtain copies of these reports and documents as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the notes. Before making an investment decision, you should carefully consider these risks, uncertainties and other factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may provide to you in connection with this offering. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the notes.

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MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business and to Peoples’s business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our or Peoples’s management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

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SUMMARY INFORMATION

The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Aqua America,” the “Company,” “we,” “us” and “our” should be read to refer to Aqua America, Inc. and its subsidiaries.

Aqua America, Inc.

Aqua America, Inc., a Pennsylvania corporation, is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 53% of our operating revenues and approximately 71% of our regulated segment’s income for 2018. As of December 31, 2018, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC (“Aqua Infrastructure”) and Aqua Resources Inc. (“Aqua Resources”). Aqua Infrastructure provides non-utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water service through operating and maintenance contracts with a municipal authority and another party close to our utility companies’ service territory; and offers, through a third-party, water and sewer line protection solutions and repair services to households. In 2017, we completed the sale of two business units that were reported within Aqua Resources, one which installed and tested devices that prevent the contamination of potable water and another that constructed, maintained, and repaired water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses. On October 22, 2018, we entered into a purchase agreement to acquire a group of natural gas public utility companies that we refer to as “Peoples.” Peoples serves approximately 740,000 gas utility

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customers in western Pennsylvania, West Virginia, and Kentucky. See “—Recent Developments—Proposed Peoples Gas Acquisition” for additional information regarding Peoples and the Acquisition.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base, as shown below, has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions):

Year	Utility Customer Growth Rate
2018	2.3%
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%

In 2018, our customer count increased by 22,741 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2014 through 2018, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.6%. During the five-year period ended December 31, 2018, our utility customer base, including customers associated with utility system acquisitions and dispositions, increased from 941,008 at January 1, 2014 to 1,005,590 at December 31, 2018. This five-year period includes the impact of the condemnation of our Fort Wayne, Indiana system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The reference to our website is intended to be an inactive textual reference only, and the contents of our website are not incorporated by reference herein and should not be considered part of this prospectus supplement.

Our Business Strategy

Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. We are focused on operating our businesses in a safe and efficient manner to provide exceptional service to our customers. Our key strategic priorities are as follows:

Pursue High-Quality, Low-Risk Earnings Growth

Growth in our existing water and wastewater utility business comes from both customer growth and increases in water and wastewater rates, driven by utility infrastructure investment. We expect to invest approximately $1.4 billion into our existing water utility infrastructure over the 2019-2021 timeframe including approximately $550 million in 2019. These estimates exclude planned capital expenditures by Peoples and the costs of new mains financed by advances and contributions in aid of construction. Our investment plans are supported by constructive regulatory environments in the jurisdictions in which we operate, and are expected to result in annual rate base growth over the same time period. Our regulators have a track record of setting rates and establishing terms of service that allow our regulated subsidiaries to obtain a fair and reasonable return on capital invested. Further, several of our regulators have put in place programs that incentivize prudent investments in our utility system by providing for reduced regulatory lag. For example, New Jersey allows for an infrastructure rehabilitation surcharge for water utilities, while Pennsylvania, Illinois, Ohio, Indiana and North Carolina allow for the use of an infrastructure rehabilitation surcharge for both water and wastewater utility

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systems. Aqua Virginia is also piloting an infrastructure rehabilitation surcharge for its water and wastewater utilities to be implemented in 2019, pursuant to the final order issued in Aqua Virginia’s 2018 rate case.

In addition to our organic infrastructure investment, we expect to continue to actively explore opportunities to expand our operations through acquisitions of government-owned and regulated water and wastewater systems that provide services in areas near our existing service territories or in new service areas. With approximately 50,000 community water systems in the United States, 81% of which serve less than 3,300 customers, the water industry is the most fragmented of the major utility industries (telephone, natural gas, electric, water and wastewater). In the states where we operate regulated utilities, we believe there are approximately 14,000 community water systems of widely-varying size, with the majority of the population being served by government-owned water systems. Because of the fragmented nature of the water and wastewater utility industries, we believe that there are many potential water and wastewater system acquisition candidates throughout the United States. We believe numerous factors will drive continued consolidation of these systems, including the benefits of economies of scale, the increasing cost and complexity of environmental regulations, the need for substantial capital investment and the need for technological and managerial expertise.

Six of the states in which we operate currently have some form of fair market value legislation. This legislation allows the relevant public utility commission to utilize fair market value to set ratemaking rate base instead of the depreciated original cost of water or wastewater assets for certain qualifying municipal acquisitions. We believe that this legislation is another factor that will encourage consolidation in the water and wastewater industry, providing municipalities with an option for exiting the business if they are dealing with challenges associated with their aging, deteriorating water and wastewater assets, do not have the expertise or technical capabilities to continue to comply with ever increasing environmental regulations or simply want to focus on other community priorities. In 2018, we closed six municipal acquisitions with over 13,700 customers and over $100 million of rate base.

Maintain a Low-Risk Regulated Utility Profile

Our core skill set is operating, maintaining and growing a regulated utility platform. The vast majority of our earnings are derived from regulated utilities, and we intend to maintain our focus on regulated utility platforms. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition is consistent with this strategy. Our focus on regulated utilities has contributed to our historically stable earnings and cash flows, which forms the foundation for our dividend policy and has allowed us to raise dividends 28 times in the last 27 years.

Maintain Our Commitment to a Strong Balance Sheet

Our goal is to maintain a strong balance sheet and liquidity position in addition to solid investment grade credit ratings. We believe maintaining these objectives affords us the financial flexibility necessary to take advantage of significant growth opportunities in our regulated utility businesses.

Our Competitive Strengths

We believe that we are well-positioned to meet our obligations to customers, grow our business and create shareholder value because of the following factors:

Extensive Track Record of Operating Stable Utilities

Our earnings are principally derived from the return on investment we earn on our utility assets. We estimate that, as of December 31, 2018, our rate base was approximately $4.5 billion. We estimate that, as of December 31, 2019, assuming consummation of the Acquisition, our rate base will be approximately $7.2 billion. Of the $7.2 billion expected rate base as of December 31, 2019, we estimate that approximately 70% will be

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derived from water and wastewater utilities and approximately 30% will be derived from natural gas distribution. We have more than 130 years of service experience and a proven track record of operational efficiency.

Operations in Constructive Regulatory Jurisdictions

We currently have regulated utility operations in eight different states, which have collectively provided constructive regulatory environments for our utility operations, and following the Acquisition will have regulated utility operations in ten different states, which we believe will provide constructive regulatory environments for our expanded utility operations. Two of these ten states have in place rate decoupling mechanisms for water or gas utility businesses, which reduce the dependency of our revenues to the changes in the volume of managed water or natural gas that may result from fluctuations in the weather, gas consumption, water conservation, and other factors. Further, regulators in several of these states have put in place certain programs that incentivize prudent capital investments in our utility system by providing for accelerated recovery of and on capital. The regulatory framework in Pennsylvania, which accounted for approximately 71% of our Regulated segment’s income for 2018, is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition would increase our presence in constructive regulatory jurisdictions, particularly in Pennsylvania.

Significant Infrastructure Needs & Core Competency in Infrastructure Investment

According to recent U.S. EPA surveys, there are approximately 50,000 community water systems and approximately 15,000 wastewater systems in the United States, a majority of which are municipally owned, and more than $740 billion will need to be spent to maintain and improve U.S. water and wastewater infrastructure over the next 20 years. We have historically leveraged our expertise in infrastructure improvement and pipeline replacement to improve safety and reliability throughout the states in which we operate. For example, over the last 15 years, our investment in pipe replacement in southeastern Pennsylvania has resulted in a 53% reduction in discolored water-quality-related service orders and a 60% reduction in main breaks. As municipalities face the challenges of replacing deteriorating infrastructure, we provide a viable and valuable solution to communities through our expertise and our economies of scale. In addition, we expect the Acquisition will introduce new infrastructure investment opportunities, as discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition.”

Consistent History of Dividend Growth. We have paid dividends consecutively for 74 years

In 2018, our Board of Directors raised the quarterly dividend on our common stock by 7%, increasing the effective annual dividend rate to $0.876 per share, beginning with the dividend payment in September 2018. This is the 28th dividend increase in the past 27 years and the 20th consecutive year that we have increased our dividend in excess of 5%.

Experienced Management Team

Our senior management team is highly experienced in the utility industry. The team is supported by a core group of employees in leadership positions with substantial experience in the operation of regulated utility businesses. In addition, as discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Peoples’s management team has significant experience in the natural gas utility industry. Additionally, the Aqua America CEO serves on the Board of Directors of the National Association of Water Companies.

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Recent Developments

Proposed Peoples Gas Acquisition

On October 22, 2018, we entered into a Purchase Agreement (the “Acquisition Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”), to acquire all of the issued and outstanding limited liability company membership interests of LDC, the parent of a group of natural gas public utility companies including Peoples Natural Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky LLC, a Kentucky limited liability company, and Delta Natural Gas Co., Inc., a Kentucky corporation, as well as other operating subsidiaries.

The Acquisition, once consummated, will expand our regulated utility business to include natural gas distribution. The cash purchase price for the Acquisition will be an amount equal to $4.275 billion (the “Default Cash Acquisition Consideration”), subject to adjustments for working capital, certain capital expenditures, transaction expenses and closing indebtedness as set forth in the Acquisition Agreement (as so adjusted, the “Cash Acquisition Consideration”). The Company expects to assume, as a result of acquiring Peoples, approximately $1,370 million of Peoples’s indebtedness upon the closing of the Acquisition, which would reduce the cash purchase price by approximately $1,370 million pursuant to the foregoing adjustments. See “—Financing Transactions” and “Use of Proceeds” for a discussion of our plans to finance the Cash Acquisition Consideration.

Closing of the Acquisition is subject to customary closing conditions set forth in the Acquisition Agreement, including, among others, (1) the absence of any law or governmental order prohibiting the consummation of the Acquisition, (2) the accuracy of the parties’ representations and warranties, subject to customary materiality standards and certain other exceptions, (3) compliance in all material respects of the parties with their applicable covenants under the Acquisition Agreement, subject to certain exceptions, (4) the absence of a “material adverse effect” with respect to LDC and its subsidiaries and (5) receipt of certain regulatory approvals, including from the public utility commission in Pennsylvania and West Virginia. The closing of the Acquisition is not subject to any financing condition. We currently expect the Acquisition will close in mid-2019.

The Acquisition Agreement contains certain termination rights for each of us and Seller. The Acquisition Agreement may be terminated at any time prior to the closing of the Acquisition in the event the Acquisition is not completed by October 22, 2019 (subject to extension, on the terms set forth in the Acquisition Agreement, to April 22, 2020 in order to obtain necessary regulatory approvals) (the “Acquisition Outside Date”). However, neither we nor Seller may terminate the Acquisition Agreement pursuant to the foregoing if our or Seller’s respective failure to fulfill any obligation under the Acquisition Agreement was the primary cause of the failure of the closing to occur on or before the Acquisition Outside Date. The Acquisition Agreement may also be terminated at any time prior to the closing of the Acquisition by mutual written consent of us and Seller, and in other customary circumstances. In the event that the Acquisition Agreement is terminated due to certain breaches by us, we would be required to pay a fee of $120 million to the Seller as liquidated damages.

The Acquisition and the Acquisition Agreement are described in more detail in our Current Report on Form 8-K filed with the SEC on October 23, 2018 (the “Acquisition 8-K”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was filed as Exhibit 2.1 to the Acquisition 8-K.

The Acquisition Agreement has been filed as an exhibit to our public reports filed with the SEC, and has been incorporated by reference into this prospectus supplement and the accompanying prospectus, solely to provide information to current and prospective investors and security holders regarding its terms. The Acquisition

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Agreement and the description of certain terms of the Acquisition Agreement appearing in this prospectus supplement and some of the documents incorporated by reference in the accompanying prospectus are not intended to provide any other factual information about Aqua America, Peoples, their respective businesses, or the actual or future conduct of their respective businesses or to modify or supplement any factual disclosures about Aqua America or Peoples included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein or Aqua America’s other public reports. The Acquisition Agreement and any descriptions thereof should not be relied upon as representations or warranties about Aqua America or Peoples or, other than with respect to the terms of the Acquisition Agreement, as disclosure about Aqua America or Peoples. No one should rely on the representations, warranties and covenants in the Acquisition Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Aqua America or Peoples or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Acquisition Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Acquisition Agreement. In addition, those representations and warranties were made for the purpose of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the dates contemplated by the Acquisition Agreement, which subsequent information may or may not be reflected in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or in Aqua America’s other public reports. The Acquisition Agreement and any such descriptions thereof should not be read alone, but should instead be read in conjunction with the other information regarding Aqua America or Peoples that is contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The consummation of this offering is not conditioned upon the closing of the Acquisition. There can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that the terms of the Acquisition, including the financing thereof and the closing date, will not differ, perhaps substantially, from those currently contemplated or described in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The closing of the Acquisition is subject to, among other conditions, the receipt of regulatory approvals by the Pennsylvania Public Utility Commission. We filed an application for approval by the Pennsylvania Public Utility Commission, and several entities have intervened in the proceeding. The procedural schedule requires rebuttal testimony to be filed on April 30, 2019. We have initiated settlement discussions with the intervenors and those negotiations are ongoing. Whether through a settlement agreement or through a litigated proceeding, we may be required to agree to certain actions, undertakings, terms, or other measures, including those that may require increased capital or other expenditures by the Company. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “Risk Factors” in the Acquisition 8-K/A (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

About Peoples

Headquartered in Pittsburgh, Pennsylvania, Peoples primarily engages in regulated distribution and transportation of natural gas to approximately 740,000 residential, commercial and industrial customers in Pennsylvania, West Virginia and Kentucky. For the year ended December 31, 2018, Peoples’s operating revenues amounted to $914 million.

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For a discussion of Peoples’s business, operations, financial condition and financial results and the specific risks related to Peoples’s business, operations, financial condition and financial results, please see the “Peoples’s Business,” “Risk Factors related to Peoples” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Peoples” in the Acquisition 8-K/A.

Strategic Rationale for the Acquisition

We believe the Acquisition is a strategically compelling transaction that brings together two high-quality regulated utility companies in regions with constructive regulatory environments and attractive demographics. Consistent with our strategy of growing our regulated utility platform, we expect that the Acquisition will introduce a new platform for regulated growth, creating a leading water and natural gas utility in the United States with scale across the water, wastewater and natural gas distribution sectors. We believe this enhanced growth platform will present opportunities for the Company to grow our rate base through a wider range of infrastructure investment opportunities. In addition, as a larger publicly traded utility, we expect to have better access to capital to fund our infrastructure and capital expenditure needs. We also believe our enhanced scale and better access to the capital markets will support our commitment to strong investment grade credit ratings.

Both Aqua America and Peoples have demonstrated the ability to earn a return on and recover invested capital, with a history of sustained growth in earnings and cash flow. We believe the Acquisition will diversify the Company’s cash flow while preserving our low-risk regulated utility profile, resulting in a multi-platform utility with operations spanning ten states.

We expect that the Acquisition will increase our presence in constructive regulatory jurisdictions, particularly Pennsylvania, where the regulatory framework is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative, and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. The Peoples’s management team will bring significant experience investing in and operating critical energy and safety infrastructure; their experience and knowledge is expected to be highly complementary to our core focus of operating our businesses in a safe and efficient manner to provide exceptional service to our customers.

We expect the Acquisition to increase our scale, cash flow diversity and rate base and strengthen our financial foundation, creating an enhanced platform for long-term growth. However, there can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that we will realize the anticipated benefits of the Acquisition. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

Financing Transactions

In addition to the issuance of our notes in connection with this offering, we expect to obtain additional financing to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of our privately placed notes (such notes, the “PPNs,” and such redemption, the “Company Debt Refinancing”) and (3) pay related costs and expenses as described below. In addition, we intend to use the remaining balance of net proceeds from this offering for general corporate purposes, including working capital and capital needs or repayment of borrowings under our existing revolving credit facility (the “Revolving

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Credit Facility”). In connection with the Common Stock Offering and the TEU Offering, we issued notices of redemption with respect to our PPNs as part of the Company Debt Refinancing. Redemption of our PPNs is expected to occur on May 18, 2019. This prospectus supplement is not an offer or a solicitation of an offer to buy or sell any of our PPNs. For information regarding sources and uses of funds in connection with the Acquisition and the Financing Transactions, see “Use of Proceeds.

Common Stock Offering. On April 23, 2019, we completed an offering of 37,370,017 shares of our common stock, par value $0.50 per share (our “common stock”) (including 4,874,350 shares issued upon the underwriters exercise in full of their option to purchase additional shares) at the public offering price of $34.62 per share (the “Common Stock Offering”). We raised approximately $1,263.2 million in aggregate net proceeds from the Common Stock Offering, after deducting the underwriting discounts and commissions and estimated offering expenses.

TEU Offering. On April 23, 2019, we completed an offering of 13,800,000 of our 6.00% tangible equity units (“TEUs”) (including 1,800,000 TEUs issued upon the underwriters exercise in full of their option to purchase additional TEUs) at the public offering price of $50 per TEU (the “TEU Offering”). Each TEU is comprised of two parts: (1) a prepaid stock purchase contract issued by us (a “TEU purchase contract”) and (2) a senior amortizing note issued by us (a “TEU amortizing note”). If the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof (an “acquisition termination redemption”). Upon any such acquisition termination redemption, holders of TEUs would have the right to require us to repurchase their TEU amortizing notes at the relevant repurchase price. Unless earlier redeemed by us in connection with an acquisition termination redemption or settled earlier at the holder’s option or at our option, each TEU purchase contract will, subject to postponement in certain limited circumstances, automatically settle on April 30, 2022, and we will deliver a specified number of shares of our common stock per TEU purchase contract based upon applicable settlement rates and the market value of our common stock. The TEU amortizing notes have a specified initial principal amount and a specified interest rate and we will make specified payments of interest and partial repayments of principal on quarterly installment payment dates. We raised approximately $673.7 million in aggregate net proceeds from the TEU Offering, after deducting the underwriting discounts and commissions and estimated offering expenses.

Private Placement. On March 29, 2019, we entered into a Stock Purchase Agreement (the “CPPIB Agreement”) with Canada Pension Plan Investment Board (“CPPIB”) pursuant to which CPPIB agreed to purchase an aggregate of 21,661,095 newly issued shares of our common stock at the lower of (1) $34.62 per share and (2) the volume weighted average price per share in our public offerings of Common Stock to fund the Acquisition, the Company Debt Refinancing and pay related costs and expenses related thereto (the “Private Placement”). Following the completion of the Common Stock Offering and the TEU Offering, the price per share in the Private Placement is expected to be $34.62 per share, and we expect to raise net proceeds of approximately

$728.4 million from the Private Placement.

We expect the Private Placement to close concurrently with the consummation of the Acquisition, subject to certain closing conditions, including the closing of the Acquisition and the execution and delivery of a shareholder’s agreement between CPPIB and the Company. The completion of the Private Placement is not conditioned upon the consummation of the Company Debt Refinancing or this offering.

Pursuant to the CPPIB Agreement, the shares purchased by CPPIB in the Private Placement will be subject to certain transfer restrictions until the earlier of 15 months following the completion of the Private Placement or specified change of control events with respect to the Company, subject to certain exceptions. In addition, subject to ownership thresholds and other customary requirements, CPPIB will have, pursuant to the shareholder’s agreement to be entered into in connection with the closing of the Private Placement, (1) the right

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to appoint a member of our board of directors, (2) certain pre-emptive rights, (3) certain registration rights in respect of our shares purchased by CPPIB in the Private Placement and (4) certain “standstill” obligations with respect to the Company, subject to certain exceptions. Upon closing of the Private Placement, the Company has agreed to reimburse CPPIB for reasonable out-of-pocket diligence expenses of up to $4 million, subject to certain exceptions.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the full text of the CPPIB Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 29, 2019 and incorporated by reference herein.

Bridge Facility. On October 22, 2018, we obtained a commitment (the “Bridge Commitment”) from Goldman Sachs Bank USA and Royal Bank of Canada to provide 364-day senior unsecured bridge loans (the “Bridge Facility”), in an aggregate amount of up to $5,100 million, subject to customary conditions set forth in the Bridge Commitment. As of the date of this prospectus supplement, we have terminated approximately $3,570 million of commitments under the Bridge Commitment in connection with, among other things, the replacement of our prior unsecured revolving credit facility, the expected assumption of Peoples’s private placement notes and the completion of the Common Stock Offering and the TEU Offering. The Bridge Commitment may only be drawn upon to fund the Acquisition, the Company Debt Refinancing and related fees and expenses, and will expire upon the earliest to occur of (1) the termination of the Acquisition Agreement prior to the consummation of the Acquisition, (2) the closing of the Acquisition or (3) the Acquisition Outside Date.

If and to the extent the Private Placement is not completed, or such offering is completed for less aggregate net proceeds than anticipated, we currently intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities or with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

In this prospectus supplement, references to the “Financing Transactions” refer to this offering, the Common Stock Offering, the TEU Offering and the Private Placement, and references to the “Transactions” refer to the Financing Transactions, the Acquisition and the Company Debt Refinancing, including the application of the net proceeds from the Financing Transactions to complete such transactions, as described herein. In addition, unless otherwise specified or the context requires otherwise, references in this prospectus supplement to the “consummation of the Acquisition” or similar expressions shall be deemed to include the application of the net proceeds from the Financing Transactions to complete such transactions, as described herein, including the consummation of the Company Debt Refinancing.

This offering is not conditioned upon the consummation of the Private Placement, the Acquisition or the Company Debt Refinancing. However, if (i) the Acquisition has not been consummated on or prior to the April 22, 2020 (the “Special Mandatory Redemption Outside Date”), (ii) on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement is terminated or (iii) prior to the consummation of the Acquisition, we otherwise publicly announce that the Acquisition will not be consummated, then we will be required to redeem all of the outstanding notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date as described under the caption “Description of the Notes—Special Mandatory Redemption.” In addition, the Private Placement will not be completed, and the securities issued in the TEU Offering may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. We cannot assure you that we will complete the Acquisition or the Private Placement on the terms contemplated by this prospectus supplement, or at all.

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THE OFFERING

The following summary describes certain terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. As used in this section, unless the context otherwise requires, references to “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer only to Aqua America, Inc. and not to its consolidated subsidiaries.

Issuer	Aqua America, Inc., a Pennsylvania corporation

Notes Offered	$400,000,000 aggregate principal amount of 3.566% Senior Notes due 2029 (the “2029 notes”).

$500,000,000 aggregate principal amount of 4.276% Senior Notes due 2049 (the “2049 notes” and, together with the 2029 notes, are referred to collectively herein as the “notes”).

The 2029 notes and the 2049 notes will each constitute a separate series of our debt securities under the indenture pursuant to which the notes will be issued.

Maturity	2029 notes: May 1, 2029.

2049 notes: May 1, 2049.

Interest Rate	2029 notes: 3.566% per year, accruing from April 26, 2019.

2049 notes: 4.276% per year, accruing from April 26, 2019.

Interest Payment Dates	May 1 and November 1 of each year, beginning November 1, 2019.

Ranking

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and senior indebtedness and guarantees. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness we have or may incur (to the extent of the collateral securing such secured indebtedness) and will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition.

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries.

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As of December 31, 2018, on a pro forma basis after giving effect to the Transactions:

•        Aqua America would have had approximately $1,828 million of indebtedness outstanding, of which none would have been secured indebtedness; and

•        Our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

See “Description of the Notes—Ranking” and “—Recent Developments—Proposed Peoples Gas Acquisition.”

Optional Redemption	At our option, we may redeem some or all of the notes of each series at any time at the applicable redemption price for such series of notes described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Special Mandatory Redemption	The offering is not conditioned upon the consummation of the Acquisition, and the Acquisition may not be consummated on the terms described herein or at all; however, if (i) the Acquisition has not been consummated on or prior to the Special Mandatory Redemption Outside Date, (ii) on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement is terminated or (iii) prior to the consummation of the Acquisition, we otherwise publicly announce that the Acquisition will not be consummated, then we will be required to redeem all outstanding notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption.” We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Acquisition, nor will we grant any security interest or other lien on those proceeds to secure the redemption of the notes that are subject to special mandatory redemption as described above.

Certain Covenants	The notes and the related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenant described under the caption “Description of the Notes—Consolidation, Merger and Conveyance of Assets as an Entirety.”

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $890.8 million.

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions, to (1) fund the Acquisition, (2) complete the Company Debt Refinancing and (3) pay related costs and expenses as described below. We intend to use the remaining balance of net proceeds from this offering for general corporate purposes, including working capital and capital needs or repayment of borrowings under the Revolving Credit Facility. See “Use of Proceeds.”

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Trustee, Registrar and Paying Agent	U.S. Bank N.A.

Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the notes.
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RISK FACTORS

Investing in the notes involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before deciding to invest in the notes. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the headings “Forward-Looking Statements” and “Market and Industry Data.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the notes.

Risks Related to Our Business

For a discussion of specific risks related to our business, operations, financial condition and financial results, including certain risks related to the Acquisition, please see the “Business,” Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. In addition, we provide the following risk factor.

Changes in our earnings may differ from changes in our rate base.

Our business is capital intensive and requires significant capital investments for additions to or replacement of property, plant and equipment. These capital investments create assets that are used and useful in providing regulated utility service, and as a result, increase our rate base, on which we generate earnings through the regulatory process. Changes in our reported earnings, however, may differ from changes in our rate base in a given period due to several factors, including rate case timing and the terms of such rate cases; over- or under-earnings in a given period due to changes in operating costs; the effects of tax rates or tax treatment of capital investments, including the effect of repair tax; capital expenditures that are not eligible for DSIC between rate cases; and acquisitions which have not yet been included in rate base. We anticipate that we may experience periods in which growth in earnings is less than growth in rate base; such differences may be significant and may persist over multiple reporting periods.

Risks Related to Peoples’s Business

For a discussion of specific risks related to Peoples’s business, please see “Risk Factors related to Peoples” in the Acquisition 8-K/A. These risks, uncertainties and other factors are not the only ones that Peoples faces. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair Peoples’s business, operations, financial condition and financial results. Any of these risks could, if the Acquisition is consummated, impair the combined company’s business, operations, financial condition and financial results or could otherwise adversely impact our investment in Peoples, in which case you may lose all or part of your investment in the notes.

Risks Related to the Acquisition and the Financing Transactions

Aqua America expects to incur significant additional indebtedness in connection with the Acquisition. As a result, it may be more difficult for Aqua America to pay or refinance its debts or take other actions, and Aqua America may need to divert cash to fund debt service payments.

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As discussed herein, Aqua America expects to incur significant additional indebtedness to finance the Cash Acquisition Consideration and the Company Debt Refinancing and pay related transaction costs. Additionally, in connection with the Acquisition, Aqua America currently intends to assume approximately $1,370 million of Peoples’s indebtedness. Moreover, although Aqua America has raised significant proceeds through the Common Stock Offering and the TEU Offering and currently plans to fund a significant portion of the Cash Acquisition Consideration and the Company Debt Refinancing through the Private Placement, if and to the extent that the Private Placement is not completed or is completed for less aggregate net proceeds than anticipated, the amount of indebtedness it will incur to finance the Acquisition, the Company Debt Refinancing and associated transactions costs could increase, perhaps substantially. The increase in Aqua America’s debt service obligations resulting from additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Aqua America’s increased indebtedness could also:

•	make it more difficult and/or costly for Aqua America to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Aqua America’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Aqua America at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Aqua America’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Aqua America’s prospects for growth and the market price of our common stock, TEUs and debt securities (including the notes offered hereby), among other things;

•	result in a downgrade in the credit ratings on Aqua America’s indebtedness, which could limit Aqua America’s ability to borrow additional funds on favorable terms or at all (including in order to refinance the Bridge Facility (if drawn) and/or its other debt), increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities (including the notes offered hereby), common stock and TEUs (see “—Our credit ratings may not reflect all risks of an investment in the notes” and “Summary Information—Recent Developments—Financing Transactions”);

•	make it more difficult for Aqua America to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense, which could be further increased in the event of increases in interest rates on Aqua America’s current or future borrowings subject to variable rates of interest; and

•	require that additional materially adverse terms, conditions or covenants be placed on Aqua America under its debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of its assets, as well as prohibitions or limitations on its ability to create liens, pay dividends, receive distributions from its subsidiaries, redeem or repurchase its stock or make investments, any of which could hinder its access to capital markets and limit or delay its ability to carry out its capital expenditure program or otherwise limit its flexibility in the conduct of its business and make it more vulnerable to economic downturns and adverse competitive and industry conditions.
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It is possible that this offering will be completed for less aggregate net proceeds than anticipated, which is a scenario in which we may incur borrowings under the Bridge Facility and/or borrowings under our Revolving Credit Facility. It is also possible that the Private Placement will not be completed or, if completed, will generate less aggregate net proceeds than anticipated, in which case we intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities or with additional debt financings (which could include borrowings under the Bridge Facility) and/or borrowings under the Revolving Credit Facility. Any such borrowings under the Bridge Facility or the Revolving Credit Facility may cause us to incur significantly higher borrowing costs than the contemplated long-term financing, which would increase the overall cost of the Acquisition and could harm our business, financial condition, results of operations, and cash flows. Any borrowings under the Bridge Facility will mature 364 days after they are incurred. We may not be able to refinance borrowings under the Bridge Facility on favorable terms or at all before their maturity. In addition, the interest rate applicable to borrowings under the Bridge Facility will increase at the end of each three-month period after the borrowing date. Accordingly, we may incur additional interest expense if we are unable to refinance borrowings under the Bridge Facility before the interest rate increases take effect.

The increased indebtedness in connection with the Acquisition could cause us to place more reliance on cash flow from operations to pay principal and interest on debt and to satisfy our other obligations. Based on the current and expected results of operations and financial condition of Aqua America and its subsidiaries and the currently anticipated financing structure for the Acquisition, Aqua America believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, and equity sales will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Aqua America’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness, under the indebtedness anticipated to be incurred to fund the Cash Acquisition Consideration and the Company Debt Refinancing and under the indebtedness of Peoples anticipated to be assumed as a result of the Acquisition. However, Aqua America’s expectation is based upon numerous estimates and assumptions and is subject to numerous uncertainties. LDC and its subsidiaries will not guarantee any indebtedness of Aqua America or any of its other subsidiaries, nor will any of them have any obligation to provide funds (nor will we have any ability to require them to provide funds), whether in the form of dividends, loans or otherwise, to enable Aqua America to pay dividends on its common stock or to enable Aqua America and its other subsidiaries to make required debt service payments or meet its other cash needs (including those described above under “Summary Information—Recent Developments”). In addition, as described below in “—Aqua America’s ability to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries,” certain of LDC and its subsidiaries may face limitations on their ability to provide funds to Aqua America. As a result, Aqua America may substantially increase its debt services obligations in anticipation of the Acquisition without any assurance that Aqua America will receive any cash from LDC or any of its subsidiaries to assist Aqua America in servicing its indebtedness, paying dividends on its common stock or meetings its other cash needs. Even if the Acquisition is consummated, Aqua America may not have access to the cash or other assets of certain of LDC and its subsidiaries.

In order to maintain its credit ratings, Aqua America may consider it appropriate to reduce the amount of its indebtedness outstanding following the Acquisition. Aqua America may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity-linked securities, cash on hand and proceeds from asset sales. However, the ability of Aqua America to raise additional equity financing after completion of the Acquisition will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. Aqua America may not be able to issue additional shares of its common stock or other equity securities after the Acquisition on terms that it considers acceptable or at all, and Aqua America may not be able to reduce the amount of its outstanding indebtedness after the Acquisition, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings. See “—Our credit ratings may not reflect all risks of an investment in the notes” and “Summary Information—Recent Developments—Financing Transactions.”

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The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that information, nor do they represent the actual financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only, are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that information, nor do they reflect the financial position or results of operations of the combined company following the Transactions, if consummated. Such unaudited pro forma consolidated combined financial information and certain other adjusted information reflects the assumptions of our management at the time that such information was initially prepared, and therefore does not reflect the amount of proceeds we will receive from, and certain pricing and other terms of, this offering and the Private Placement, and the actual amount of costs and expenses and underwriting discounts we will pay in connection with the Transactions. In addition, although we closed the Common Stock Offering and the TEU Offering on April 23, 2019, the unaudited pro forma consolidated combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus has not been updated to reflect the actual amount of proceeds we received from those offerings, the actual number of shares and TEUs we issued in those offerings, the actual underwriting discount we paid in those offerings or the actual size of this offering. Therefore, actual amounts, including the actual amount of net proceeds from the respective Financing Transactions, may differ, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma consolidated combined financial information and the other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma consolidated combined financial information and other adjusted information has also been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions set forth in such unaudited pro forma consolidated combined financial information or such adjusted information, as applicable. Any changes relative to these assumptions, including, without limitation, any changes in the assumed types or sizes of the Financing Transactions, the assumed interest on debt we will issue or otherwise incur, the assumed amount of our Transactions costs, the assumed amounts of net proceeds we receive from the respective Financing Transactions would result in a change relative to such unaudited pro forma consolidated combined financial information or such other adjusted information, which could be material. Because this offering is not contingent upon completion of the Acquisition, it is possible that this offering may be completed even if the Acquisition is not consummated, in which case we may be required to redeem all of the outstanding notes on the Special Mandatory Redemption Date as described under “Description of the Notes—Special Mandatory Redemption”, and we may elect to redeem all of the TEU purchase contracts, in which case holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes. It is also possible that this offering and the Private Placement, if completed, will not generate the anticipated amount of net proceeds, in which case we may draw upon the Bridge Commitment and/or incur borrowings under our Revolving Credit Facility and/or issue additional shares of common stock or equity-linked securities. In any event, our and Peoples’s actual financial positions and results of operations prior to the Acquisition and those of the combined company following the Acquisition, if consummated, may not be consistent with, or evident from, the unaudited pro forma consolidated combined financial information or other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

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For purposes of the unaudited pro forma consolidated combined financial information, the Cash Acquisition Consideration has been preliminarily allocated to the identifiable assets acquired and liabilities assumed based on limited information presently available to estimate fair values. The Cash Acquisition Consideration will be allocated among the relative fair values of the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The relative fair values of the assets acquired and liabilities assumed are estimates, which are subject to change pending further review. The actual amounts recorded at the completion of the Acquisition, if completed, may differ materially from the information presented in the unaudited pro forma consolidated combined financial information.

Although the unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus include sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in certain other assumptions made in calculating this information. Changes in such other assumptions may have a material impact on such information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the assumptions contemplated by such analyses. We do not intend to provide you with updated unaudited pro forma consolidated combined financial information or other adjusted information that reflects the actual size and terms of the Financing Transactions (other than to disclose the actual size and pricing terms of this offering and other than as provided in this prospectus supplement with respect to the Common Stock Offering and the TEU Offering) prior to the time you will be required to make a decision whether or not to invest in this offering.

As a result of the foregoing, investors should not place undue reliance on unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

Aqua America’s ability to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Aqua America is a holding company substantially all of whose assets are owned by its subsidiaries and substantially all of whose operations are conducted through its subsidiaries. Aqua America’s ability to meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from its subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Its subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Aqua America (whether to enable Aqua America to pay principal and interest on its debt (including the notes offered hereby), to pay dividends on its common stock, to settle, repurchase or redeem its debt (including the TEU amortizing notes) or other securities (including the TEU purchase contracts), or to satisfy its other obligations). In addition, notwithstanding its controlling interest in such subsidiaries, many of them are limited in their ability to pay dividends or make loans or distributions to Aqua America, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. Likewise, certain of LDC and its subsidiaries face similar restrictions that, if the Acquisition is consummated, will limit their ability to pay dividends or make loans or distributions to Aqua America. As a result, the Company may not be able to cause such subsidiaries and other entities to distribute funds or provide loans sufficient to enable it to meet its debt and other obligations, including obligations under the notes, and to pay dividends.

The notes are structurally subordinated to the liabilities of our subsidiaries, which will include the liabilities of Peoples and its subsidiaries if the Acquisition is consummated.

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The notes will be Aqua America’s obligations exclusively and not of any of its subsidiaries. Therefore, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries (including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition). Any right of Aqua America to receive assets of any of its subsidiaries upon the liquidation or reorganization thereof, and the consequent right of the holders of the notes to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Aqua America is itself recognized as a creditor of such subsidiary. If Aqua America is recognized as a creditor of such subsidiary, the claims of Aqua America would still be effectively subordinated to any secured indebtedness to the extent of the collateral of that subsidiary securing such indebtedness. As of December 31, 2018, on a pro forma basis after giving effect to the Transactions, (i) Aqua America would have had approximately $1,828 million of indebtedness outstanding, of which none would have been secured indebtedness and (ii) our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties. The indenture that will govern the notes will not restrict our subsidiaries’ ability to incur additional indebtedness or other liabilities.

The indenture that will govern the notes does not prohibit us or our subsidiaries from incurring additional indebtedness in the future, and the limited covenants that will be included in the indenture that will govern the notes will not provide protection against other important corporate events and may not protect your investment.

As of December 31, 2018, on an actual basis, we had $2,564 million of debt outstanding and, on a pro forma basis after giving effect to the Transactions, would have had approximately $4,598 million of debt outstanding, including certain indebtedness of LDC and its subsidiaries we expect to assume in the Acquisition. Despite our current debt levels and the indebtedness we expect to incur and assume in connection with the Acquisition, we may be able to incur substantially more debt in the future. The indenture that will govern the notes does not prohibit us from incurring additional indebtedness in the future, including additional secured indebtedness that would be effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. The indenture that will govern the notes will also permit unlimited additional borrowings by our subsidiaries that would be structurally senior to the notes. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit ratings of the notes is downgraded or withdrawn, which could negatively impact the price of the notes. See “—Our credit ratings may not reflect all risks of an investment in the notes.”

In addition, the indenture will not contain any restrictive covenants limiting our ability to make investments, pay dividends or make payments on junior or other indebtedness, requiring us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity (and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations) or restricting our ability to repurchase or prepay our securities or to enter into highly leveraged transactions. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes.

The notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured obligations, ranking equally with our senior unsecured indebtedness and effectively junior to any secured indebtedness we may incur. The indenture that will govern the notes will not restrict our or our subsidiaries’ ability to incur additional secured debt and, if we do incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Aqua America, Inc., our

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assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of Aqua America, Inc.’s other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the notes then outstanding would remain unpaid. As of December 31, 2018, on a pro forma basis after giving effect to the Transactions, we would have had no secured indebtedness.

The notes are subject to mandatory redemption if the Acquisition is not consummated on or prior to the Special Mandatory Redemption Outside Date, or if, on or prior to such date and prior to the consummation of the Acquisition, the Acquisition Agreement is terminated, or if prior to the consummation of the Acquisition we otherwise publicly announce that the Acquisition will not be consummated. If we are required to redeem the notes, you may not obtain your expected return on the notes.

This offering is not conditioned upon the completion of the Acquisition. Our ability to consummate the Acquisition is subject to various conditions, certain of which are beyond our control. The Acquisition Agreement contains certain provisions permitting its termination under certain circumstances.

If the Acquisition has not been consummated on or prior to the Special Mandatory Redemption Outside Date, or if, on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement is terminated, or if prior to the consummation of the Acquisition we otherwise publicly announce that the Acquisition will not be consummated, then we will be required to redeem all outstanding notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption” in this prospectus supplement.

We will not be required to deposit the proceeds from the issuance of the notes into an escrow account pending completion of the Acquisition, nor will we be required to grant any security interest in or other lien on those proceeds to secure any mandatory redemption of the notes. Similarly, any additional indebtedness, additional debt securities or other securities we incur or issue may require or permit us to redeem or repay some or all of such indebtedness, debt securities or other securities if the Acquisition does not occur by a specified date, the Acquisition Agreement is terminated or under similar circumstances. Any such additional indebtedness or securities may not, and the terms of the TEUs do not, require us to deposit the proceeds therefrom into an escrow account pending completion of the Acquisition or to grant any security interest in or other lien on those proceeds to secure any required repayment or redemption of any such indebtedness, debt securities or other securities. If we are required to redeem or repay any notes, or any other indebtedness, debt securities or other securities, whether because the Acquisition is not completed by a specified date, the Acquisition Agreement is terminated or under similar circumstances, our ability to pay the redemption or repayment price may be limited by our financial resources at the time and the terms of our debt instruments and other instruments and agreements, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem or repay any or all of the notes or any such additional indebtedness, debt securities or other securities. In addition, whether or not a special mandatory redemption of the notes or any such other indebtedness or securities is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of the notes until such time, if any, as the Acquisition is consummated.

If we are able to redeem notes pursuant to the special mandatory redemption, you may not obtain the return that you expected on your investment in the notes that are so redeemed and you may not be able reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes that we redeemed and/or that have a similar level of investment risk.

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Our credit ratings may not reflect all risks of an investment in the notes.

The notes are expected to be rated by at least two nationally recognized statistical rating organizations. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. A credit rating may not remain for any given period of time or a credit rating may be lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances so warrant. In the event that a credit rating assigned to the notes or to us is subsequently lowered for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the notes, and the market value of the notes is likely to be adversely affected.

An active trading market may not develop for the notes.

Each series of notes will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any dealer quotation system. A trading market may not develop for the notes. Even if a market for the notes does develop, there may not be liquidity in that market or the notes might trade for less than their original value or face amount. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. If a liquid market for the notes does not develop, you may be unable to resell the notes for a long period of time, if at all. This means you may not be able to readily convert your notes into cash, and the notes may not be accepted as collateral for a loan.

Even if a market for the notes develops, trading prices could be higher or lower than the initial offering price. The price of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the notes, independent of our financial performance.

If an active trading market does develop, many factors could adversely affect the market price of the notes.

The market price of the notes will depend on many factors, including:

•	ratings on our debt securities assigned by the credit rating agencies;

•	the market demand for securities similar to the notes and the interest of securities dealers in making a market for the notes;

•	the number of holders of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	the market price of our common stock;

•	the prospects for companies in our industry generally; and

•	the overall condition of the financial markets.

Historically, the market for investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the notes.

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The notes may not be a suitable investment for all investors.

You must determine the suitability of your investment in light of your own circumstances. In particular, you should (1) have sufficient knowledge and experience to make a meaningful evaluation of the notes, the merits and risks of investing in the notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus; (2) have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the notes and the impact the notes will have on your overall investment portfolio; (3) have sufficient financial resources and liquidity to bear all of the risks of an investment in the notes; (4) understand thoroughly the terms of the notes and be familiar with the behavior of any relevant indices and financial markets; and (5) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

We may redeem the notes at our option, which may adversely affect your return on the notes.

The notes are redeemable at our option, and we may, therefore, choose to redeem all or part of the notes at any time prior to the maturity date, including at times when prevailing interest rates are relatively low. In the event that we redeem the notes prior to maturity, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $890.8 million (after deducting underwriting discounts and our estimated offering expenses). We intend to use net proceeds from this offering, together with the net proceeds from the TEU Offering, the Private Placement and the Common Stock Offering, to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of the PPNs and (3) pay related costs and expenses as described below. In addition, we intend to use the remaining balance of net proceeds from this offering for general corporate purposes, including working capital and capital needs or repayment of borrowings under the Revolving Credit Facility. However, this offering is not conditioned upon the consummation of the Private Placement, the Acquisition or the Company Debt Refinancing. In addition, the Private Placement will not be completed, and the securities issued in the TEU Offering may be redeemed, repaid or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. Likewise, in the event that the Acquisition is not consummated on or prior to the Special Mandatory Redemption Outside Date, or if, on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement is terminated, or if prior to the consummation of the Acquisition we otherwise publicly announce that the Acquisition will not be consummated, then we will be required to redeem all of the outstanding notes on the Special Mandatory Redemption Date. The proceeds of this offering will not be deposited into an escrow account pending any special mandatory redemption of the notes. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments, or be used to temporarily reduce borrowings under the Revolving Credit Facility.

The following table outlines our intended use of proceeds from this offering, including other estimated sources and uses of funds for the Acquisition, the Company Debt Refinancing and the related costs and expenses. The actual net proceeds from the Financing Transactions and the costs and expenses related to the Transactions will likely vary from the estimates reflected in the following table. See “Summary Information—Recent Developments—Financing Transactions.”

Sources of Funds(1)		Uses of Funds
(in millions)
Notes offered hereby	$900	Cash Acquisition Consideration(2)	$2,905
TEU Offering	690	Company Debt Refinancing(3)	314
Private Placement	750	Transactions costs and expenses,
Common Stock Offering	1,294	including discounts and financing fees	265
Assumption of Peoples’s existing debt	1,370	Assumption of Peoples’s existing debt	1,370
		General corporate purposes(4)	150
Total sources of funds	5,004	Total uses of funds	5,004

(1)	All amounts with respect to the Common Stock Offering and the TEU Offering reflect actual gross proceeds before underwriting discounts and offering expenses, and include gross proceeds from the shares of common stock and TEUs sold in such offerings upon the underwriters exercise in full of their respective options. All other amounts are estimated proceeds before underwriting discounts and offering expenses. If and to the extent that the Private Placement is not completed, or if the aggregate net proceeds from this offering and the Private Placement are less than the aggregate amount set forth in this table for such offerings, we intend to fund any shortfall by issuing additional shares of common stock or equity-linked securities or with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

(2)	Assumes the only adjustment to the Default Cash Acquisition Consideration is a reduction of $1,370 million based upon the assumption by the Company of $1,370 million aggregate principal amount of Peoples’s indebtedness upon closing of the Acquisition. To the extent we assume less than $1,370 million aggregate principal amount of Peoples’s existing indebtedness, we may issue additional shares of common stock, equity-linked securities and/or debt securities and/or incur borrowings under the Bridge Facility and/or the Revolving Credit Facility.
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(3)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs prior to the closing of the Acquisition. Estimated premiums payable in connection with the Company Debt Refinancing are included in “Transaction Costs and expenses, including discounts and financing fees” above. The PPNs we intend to redeem in the Company Debt Refinancing have maturities ranging from 2019-2037 and interest rates ranging from 3.57-5.83%. In connection with the Common Stock Offering and the TEU Offering, we issued notices of redemption with respect to our PPNs as part of the Company Debt Refinancing. Redemption of our PPNs is expected to occur on May 18, 2019. This prospectus supplement is not an offer or a solicitation of an offer to buy or sell any of our PPNs.
(4)	Assumed remaining balance of gross proceeds from this offering after application of net proceeds from this offering and the other Financing Transactions to fund the Acquisition, complete the Company Debt Refinancing and pay related costs and expenses. We intend to use the remaining balance of net proceeds from this offering for general corporate purposes, including working capital and capital needs or repayment of borrowings under the Revolving Credit Facility.
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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2018:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering; and

•	on an as further adjusted basis to give effect to this offering, the Common Stock Offering and the TEU Offering; and

•	on a pro forma basis to give effect to the Transactions, including this offering, the Acquisition, the Company Debt Refinancing, the TEU Offering, the Private Placement and the Common Stock Offering.

The completion of this offering is not conditioned upon the consummation of the Private Placement, the Acquisition or the Company Debt Refinancing. Accordingly, investors should not place undue reliance on the pro forma information included in this prospectus supplement because this offering is not conditioned upon the consummation of transactions reflected in such information. In addition, even if the Transactions are completed, actual amounts may vary from such information depending on several factors, including potential changes from our assumed financing plans as a result of market conditions or the timing of the consummation of the Acquisition.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in conjunction with “Summary Information—Recent Developments—Proposed Peoples Gas Acquisition,” “Risk Factors,” “Use of Proceeds,” and our pro forma and consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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(in thousands of dollars, except for per share amounts)	Actual	As Adjusted for this Offering	As Further Adjusted for the Common Stock Offering and the TEU Offering	Pro Forma for the Transactions
Cash and cash equivalents(1)	$3,627	$894,475	$2,831,478	$203,500
Debt:
Long-term debt of subsidiaries(2)	$1,604,233	$1,604,233	$1,604,233	$1,604,233
Revolving Credit Facility(3)	370,000	370,000	370,000	370,000
Privately placed notes(4)	589,427	589,427	589,427	275,927
Notes offered hereby(5)	—	900,000	900,000	900,000
Assumed Peoples’s indebtedness(6)	—	—	—	1,329,227
TEU amortizing notes that are components of the TEUs(7)	—	—	119,081	119,081
Total debt	2,563,660	3,463,660	3,582,741	4,598,468

Equity:
Preferred stock, $1.00 par value (1,770,819 shares authorized, none issued)	—	—	—	—
Common stock, $0.50 par value (300,000,000 shares authorized; 181,151,827 issued, actual and as adjusted; 218,521,844 issued, as further adjusted and 240,182,939 issued, pro forma)(8)	90,576	90,576	109,261	120,091
Capital in excess of par value(8)(9)	820,378	820,378	2,622,419	3,340,028
Retained earnings(10)	1,174,245	1,174,245	1,174,245	1,130,168
Treasury stock, at cost	(75,835)	(75,835)	(75,835)	(75,835)
Total stockholders’ equity	2,009,364	2,009,364	3,830,090	4,514,452
Total capitalization	$4,573,024	$5,473,024	$7,412,831	$9,112,920

(1)	As adjusted amount reflects the impact of the net proceeds of $890.8 million from this offering, which amount includes the portion of the net proceeds we intend to use for general corporate purposes, including working capital and capital needs or repayment of borrowings under the Revolving Credit Facility. As further adjusted amount additionally reflects the impact of the net proceeds of $1,263.3 million from the Common Stock Offering and the net proceeds of $673.7 million from the TEU Offering, which amounts include net proceeds from the shares of common stock and TEUs sold in such offerings upon the underwriters exercise in full of their respective options. The pro forma amount additionally reflects Peoples’s cash balance of $13.7 million as of December 31, 2018 and the estimated net proceeds from the Private Placement of $728.4 million, less the estimated cash purchase price of Peoples of $2,945.8 million (see Note 6), the estimated amount of the Company Debt Refinancing of approximately $314 million (see Note 4) and additional estimated acquisition- related payments for expenses of $110.3 million. Cash and cash equivalents may increase or decrease depending on, among other things, actual costs and expenses incurred in connection with the Transactions.
(2)	Such amounts do not include subsidiary debt that is reflected in “Privately placed notes” or in “Assumed Peoples’s indebtedness”.
(3)	In December 2018, we entered into a five-year $550 million unsecured Revolving Credit Facility, which replaced our prior unsecured revolving credit facility. Subject to customary conditions, we may request that the lenders under the Revolving Credit Facility provide an incremental unsecured revolving credit facility of up to $450 million upon the closing of the Acquisition. As described below in Note 6, at the closing of the Acquisition, we expect to borrow $270 million under the Revolving Credit Facility in order to repay $270 million under the Peoples’s revolving credit facility that is expected to be assumed at the closing of the Acquisition and terminated).
(4)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs, of which $150.9 million in aggregate principal amount is indebtedness of our subsidiaries, prior to the closing of the Acquisition. In connection with the Common Stock Offering and the TEU Offering, we issued notices of redemption with respect to our PPNs as part of the Company Debt Refinancing. Redemption of our PPNs is expected to occur on May 18, 2019. This prospectus supplement is not an offer or a solicitation of an offer to buy or sell any of our PPNs.
(5)	The pro forma amount of $900 million represents the assumed aggregate principal amount of this offering (including the portion we intend to use for general corporate purposes, including working capital and capital needs or repayment of borrowings under the Revolving Credit Facility). If we do not consummate the Private Placement, or if this offering is completed for less aggregate net proceeds than anticipated,
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we may issue additional shares of common stock or equity-linked securities or fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility. The terms of the notes will include a special mandatory redemption provision requiring us to redeem the notes if the Acquisition is not consummated by a specified date.
(6)	The pro forma amount reflects approximately $1,329 million aggregate principal amount of Peoples’s existing indebtedness expected to be assumed in connection with the Acquisition as of December 31, 2018. We expect the amount of such assumed debt will be $1,370 million as of the closing of the Acquisition. Of the $1,370 million of expected assumed Peoples’s indebtedness at closing, $270 million is expected to be borrowings under the Peoples’s revolving credit facility which is expected to be repaid at the closing of the Acquisition with borrowings under the Revolving Credit Facility and terminated.

(7)	Each TEU includes a TEU amortizing note, as described in “Summary Information—Recent Developments—Financing Transactions—TEU Offering.” Approximately 17.3% of the stated amount of the TEUs, $119.1 million, is represented by the TEU amortizing notes.
Under certain conditions, if the Acquisition does not occur, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof, in which case holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes at the relevant repurchase price. See “Summary Information—Recent Developments—Financing Transactions—TEU Offering.” We would not have the option to redeem the TEU amortizing notes.
(8)	As further adjusted and pro forma share numbers and amounts ($18.7 million with respect to “Common stock” and $1,244.6 million with respect to “Capital in excess of par value”) with respect to the Common Stock Offering reflect related underwriting discounts and estimated offering expenses, and include shares and amounts in respect of the underwriters exercise in full of their option to purchase additional shares.
The pro forma share number and amount also reflects the expected issuance of 21,661,095 shares in the Private Placement at an offering price of $34.62 per share (an incremental $10.8 million with respect to “Common stock” and an incremental $717.6 million with respect to “Capital in excess of par value”) and reflects placement agent fees and other issuance costs. In addition to other closing conditions, the completion of the Private Placement is conditioned upon the consummation of the Acquisition.
If and to the extent that the Private Placement is not completed, or if the aggregate net proceeds from this offering is less than anticipated, we currently intend to issue additional shares of common stock or equity-linked securities or fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.
Share numbers and amounts do not reflect shares of our common stock issuable upon settlement of the TEU purchase contracts, shares of our common stock reserved for issuance upon exercise of stock options outstanding, shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends), shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units or performance share units or additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans.
(9)	Each TEU includes a TEU purchase contract. We will account for the TEU purchase contracts as equity and will record the initial fair value of the TEU purchase contracts, net of the assumed related underwriting discounts and estimated offering expenses allocated to the TEU purchase contracts, as capital in excess of par value, $557.5 million, which amount includes net proceeds from the TEUs sold upon the underwriters exercise in full of their option to purchase additional TEUs. The exact amount we record as capital in excess of par value will not be determined until our determination of the final offering expenses related thereto. See note (7) above.
Under certain conditions, if the Acquisition does not occur, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof. We will pay a redemption amount to be determined based on our common stock price at the time in cash and/or shares of our common stock in accordance with the terms of the TEU purchase contract. If we elect to redeem the TEU purchase contracts, holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes at the relevant repurchase price. See “Summary Information—Recent Developments—Financing Transactions—TEU Offering.”
(10)	The pro forma amount, a reduction of $44.1 million, reflects the payment of additional Acquisition-related expenses and the write-off of unamortized debt issuance costs.
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DESCRIPTION OF THE NOTES

The 2029 notes and the 2049 notes will each be a series of our senior debt securities issued under an indenture, dated as of April 23, 2019 (as amended and supplemented to date, the “base indenture”) between Aqua America, as issuer, and U.S. Bank N.A., as trustee (the “trustee”), and a related supplemental indenture, between Aqua America, as issuer, and the trustee, to be dated the date of first issuance of the notes (collectively refered to herein as the “indenture”). In this section and under the caption “Description of Debt Securities” in the accompanying prospectus, references to “Aqua America,” the “Company,” “we,” “us” and “our” mean Aqua America, Inc. excluding its subsidiaries and affiliates, unless otherwise expressly stated or the context otherwise requires.

The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC as an exhibit to a current report on Form 8-K in connection with this offering, and you may obtain copies as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Interest Rate and Maturity

The 2029 notes will bear interest at the rate of 3.566% per year and the 2049 notes will bear interest at the rate of 4.276% per year, in each case computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes of each series will accrue from April 26, 2019 and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019, to the holders of record at the close of business on the immediately preceding April 15 and October 15, respectively.

The 2029 notes will mature on May 1, 2029 and the 2049 notes will mature on May 1, 2049.

If any interest payment date, redemption date (including, without limitation, the Special Mandatory Redemption Date, if any) or the maturity date of the notes of a series is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable on the notes of such series for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next business day.

Ranking

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition. The notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the notes. The notes will be effectively subordinated to any of our secured indebtedness (to the extent of the collateral securing that indebtedness).

The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. Many of our subsidiaries are limited in their ability to pay dividends or make loans or distributions to us, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. Likewise, certain of LDC and its subsidiaries face

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similar restrictions that, if the Acquisition is consummated, will limit their ability to pay dividends or make loans or distributions to us. As a result, we may not be able to cause such subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to meet our debt and other obligations, including obligations under the notes. See “Risk Factors—Risks Related to the Notes—Aqua America’s ability to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.”

At December 31, 2018, on a pro forma basis after giving effect to the Transactions, (i) our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties and (ii) we would have had approximately $1,828 million of indebtedness outstanding, of which none would have been secured indebtedness.

Optional Redemption

Prior to the Applicable Par Call Date, the notes of a series will be redeemable, in whole or in part, at any time or from time to time, at our option pursuant to the procedures set forth under “—Optional Redemption Procedures,” at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of:

•	100% of the aggregate principal amount of such notes being redeemed on that redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on such notes being redeemed that would be due if the series of such notes to be redeemed matured on the Applicable Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Applicable Spread for the series of such notes to be redeemed.

On and after the Applicable Par Call Date, the notes of a series will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If we redeem notes of a series at our option, then (a) notwithstanding the foregoing, installments of interest on the notes of such series that are due and payable on any interest payment date falling on or prior to a redemption date for the notes of such series will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes of such series and the indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Applicable Par Call Date” means (i) with respect to the 2029 notes, February 1, 2029 (three months prior to the maturity date of such notes) and (ii) with respect to the 2049 notes, November 1, 2048 (six months prior to the maturity date of such notes).

“Applicable Spread” means (i) with respect to the 2029 notes, 20 basis points and (ii) with respect to the 2049 notes, 25 basis points.

“Comparable Treasury Issue” means, with respect to each series of notes offered hereby, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such series of notes to be redeemed (assuming that such series of notes matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

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“Comparable Treasury Price” means, with respect to any redemption date for a series of notes to be redeemed, (A) if the Independent Investment Banker obtains four or more applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker obtains fewer than four applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means, with respect to each series of notes offered hereby, one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealers” mean, with respect to each series of notes offered hereby, (A) RBC Capital Markets, LLC and Goldman Sachs & Co. LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for a series of notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for such series of notes to be redeemed on such redemption date (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

“Treasury Rate” means, with respect to any redemption date applicable to a series of notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for such series of the notes to be redeemed on such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Optional Redemption Procedures

The following procedures will apply if we redeem the notes of a series, in whole or in part, at our option.

Notice of redemption will be transmitted by us (or, at our request, by the trustee on our behalf) at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes of the particular series to be redeemed in whole or in part. Such notice of redemption shall specify the aggregate principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), any conditions applicable to a redemption, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is sent to holders, notes called for redemption will, subject to satisfaction of any condition set forth in such notice, become due and payable on the redemption date at the redemption price for such series, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. On or before 12:00 p.m. (New York City time) on the redemption date, we will deposit with the trustee or with one or more paying agents (or, if the Company is acting as its own paying agent pursuant to the base indenture, will segregate and hold in trust) an amount of U.S. dollars sufficient to redeem on the redemption date all of such notes so called for redemption and that become so due and payable at the appropriate redemption price for such notes, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Unless we default in payment of the redemption price for such notes or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, commencing on the redemption date interest on notes of

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a series called for redemption and that become so due and payable will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price for such notes and any unpaid interest thereon to, but excluding, the redemption date.

If fewer than all of the notes of a particular series are being redeemed, selection of the notes to be redeemed will be made pro rata or by lot by the trustee, or by such other method as the trustee shall deem fair and appropriate; provided that if all of the notes of such series are represented by one or more global securities, interests in the notes of such series to be redeemed will be selected for redemption by The Depository Trust Company (“DTC”) in accordance with its standard procedures therefor. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. No notes of a principal amount of $2,000 or less shall be redeemed in part.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Any redemption may, in our discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption is subject to the satisfaction of one or more conditions precedent, we may delay the redemption date until such time as any or all such conditions shall be satisfied, and any related redemption notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Special Mandatory Redemption

If (i) the Acquisition (as defined below) has not been consummated on or prior to April 22, 2020 (the “Special Mandatory Redemption Outside Date”), (ii) on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement (as defined below) is terminated or (iii) prior to the consummation of the Acquisition we otherwise publicly announce that the Acquisition will not be consummated (each, a “Special Mandatory Redemption Event”), then we will be required to redeem each series of outstanding notes on the Special Mandatory Redemption Date (as defined below) at a special mandatory redemption price equal to 101% of the aggregate principal amount of the outstanding notes of such series (the “special mandatory redemption price”), plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”).

This offering is not conditioned upon the consummation of the Acquisition.

The “Special Mandatory Redemption Date” means the 20th day (or if such day is not a business day, the first business day thereafter) after the occurrence of a Special Mandatory Redemption Event.

Notwithstanding the foregoing, installments of interest on the notes of a series that are due and payable on any interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders thereof as of the close of business on the relevant record dates in accordance with the terms of the notes of such series and the indenture.

We will cause the notice of special mandatory redemption to be transmitted, with a copy to the trustee, within five business days after the occurrence of a Special Mandatory Redemption Event, to each registered holder of notes at its registered address. Such notice shall state, in addition to the other matters required by the indenture, that a Special Mandatory Redemption Event has occurred (and shall describe generally the nature of such event) and that all of the outstanding notes will be redeemed on the Special Mandatory Redemption Date set forth in such notice. Once notice of Special Mandatory Redemption is sent to holders, the notes of each series will become due and payable on the Special Mandatory Redemption Date at the special mandatory redemption price for such series, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, and will be paid upon surrender thereof for redemption. Unless we default in payment of

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the special mandatory redemption price for a particular series of notes or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, commencing on the Special Mandatory Redemption Date interest will cease to accrue on the notes of such series and holders of such notes will have no rights with respect to such notes except the right to receive the special mandatory redemption price for such notes and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date.

The proceeds from this offering will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption Event, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. Any failure to pay the special mandatory redemption price of the notes of a series on the Special Mandatory Redemption Date would constitute an event of default under the indenture with respect to the notes of such series.

Solely for purposes of the foregoing Special Mandatory Redemption provisions, the following terms have the meaning set forth below:

“Acquisition” means our acquisition of all of the issued and outstanding limited liability company membership interests of LDC, the parent of a group of natural gas companies, in accordance with the Acquisition Agreement.

“Acquisition Agreement” means the Purchase Agreement dated October 22, 2018, by and between LDC Parent LLC, a Delaware limited liability company and an indirect owner of 100% of the outstanding limited liability company interests of LDC, as the same may be amended or supplemented from time to time.

“LDC” means LDC Funding LLC, a Delaware limited liability company.

Upon the occurrence of the closing of the Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Additional Notes

We may from time to time, without the consent of the holders of the notes, create and issue additional notes ranking equally with a particular series of notes offered hereby in all respects so that such additional notes shall form a single series with such notes and shall have the same terms as such notes, except for the public offering price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers. No additional notes of a series may be issued if an event of default has occurred and is continuing with respect to such series of notes. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.

Discharge and Defeasance of Indenture

The defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance” will be applicable to the notes; provided that the coin or currency unit to be deposited with the trustee under such provisions shall be U.S. dollars.

Consolidation, Merger and Conveyance of Assets as an Entirety

The indenture will provide that the Company will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

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(a)	(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on the notes and the performance of all of the covenants under the indenture; and

(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Events of Default

Each of the following will be an “event of default” under the indenture with respect to the notes of each series:

(a)	our failure to pay for 30 days required interest on any notes of such series;

(b)	our failure to pay principal or premium, if any, on any notes of such series when due (including, without limitation, on any Special Mandatory Redemption Date);

(c)	our failure to perform for 90 days after notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series of notes); and

(d)	certain events of bankruptcy or insolvency of Aqua America, whether voluntary or not.

Modifications and Amendments

We and the trustee may amend or supplement the indenture or the notes without consent of the holders to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture;
•	provide for the assumption by a successor corporation as set forth in “-Consolidation, Merger and Conveyance of Assets as an Entirety”;
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;
•	evidence and provide for the acceptance of appointment with respect to the notes by a successor trustee in accordance with the indenture, and add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•	secure the notes;
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•	add guarantees with respect to the notes;
•	add covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
•	make any change that does not adversely affect the rights of any holder in any material respect; and
•	conform the provisions of the indenture or the notes to any provision of the “Description of the Notes” section in the preliminary prospectus supplement for this notes offering, as supplemented by the related pricing term sheet.

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the notes of a series, modify the indenture or the rights of the holders of notes of such series; provided that, in certain circumstances described under the heading “Modification of the Indentures” in the accompanying prospectus, we may not modify the indenture or the rights of holders without the consent of each holder affected thereby.

Governing Law

The indenture and the notes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that we and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

Other

The notes of each series will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes of either series at your option.

We will pay principal of and premium, if any, on the notes at stated maturity, upon redemption or otherwise upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

The notes of each series initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, DTC, as Depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Description of Debt Securities—Book-Entry Procedures and Settlement.” The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that payments due on notes in book-entry form will be paid by wire transfer of funds to the Depositary or its nominee. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as participants in DTC.

For additional information regarding notes in global form and the book-entry system, see “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Code) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as discussed below), the term “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
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•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity (or an investor in such an entity);

•	a U.S. holder that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement; or

•	a United States expatriate.

This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any United States federal tax consequences other than income taxes, and in the case of non-U.S. holders, estate taxes (such as gift taxes and the Medicare tax on certain investment income) and does not address state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Treatment of the Notes

In certain circumstances (see, e.g., “Description of the Notes—Special Mandatory Redemption”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make these payments may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the foregoing contingencies should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable United States Treasury regulations. However, the position is not binding on the IRS. If the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt

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instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

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•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses.

United States Federal Estate Tax. If you are an individual who is neither a citizen nor a resident (as specifically defined for United States federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to United States federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any payment to you of interest on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

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Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the notes.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes, including any interest in a note, by a Covered Plan with respect to which we or an underwriter of any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”) that may apply to the acquisition and holding of the notes (or interest therein). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets

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of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes (or interest therein) in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring notes or any interest in a note.

Because of the foregoing, the notes (including any interest in a note) may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by its acceptance of a note (including any interest in a note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the note or interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the note or interest by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (or any interest in a note) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this offering memorandum is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of any notes should consult and rely on their own counsel and advisers as to whether an investment in notes is suitable for the Plan. The sale of any notes to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

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UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom RBC Capital Markets, LLC and Goldman Sachs & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Underwriters	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
RBC Capital Markets, LLC	$120,200,000	$150,250,000
Goldman Sachs & Co. LLC	120,200,000	150,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000	37,500,000
Morgan Stanley & Co. LLC	30,000,000	37,500,000
Wells Fargo Securities, LLC	21,200,000	26,500,000
PNC Capital Markets LLC	26,000,000	32,500,000
Barclays Capital Inc.	21,200,000	26,500,000
Citizens Capital Markets, Inc.	7,200,000	9,000,000
The Huntington Investment Company	7,200,000	9,000,000
MUFG Securities Americas Inc.	7,200,000	9,000,000
J.P. Morgan Securities LLC	4,800,000	6,000,000
TD Securities (USA) LLC	4,800,000	6,000,000
Total	$400,000,000	$500,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The underwriters initially propose to offer the notes to the public at the offering prices listed on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.400% of the principal amount, with respect to the 2029 notes or 0.500% of the principal amount, with respect to the 2049 notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the principal amount, with respect to with respect to the 2029 notes or 0.250% of the principal amount, with respect to the 2049 notes, to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the, underwriting discounts that we will pay to the underwriters in connection with the offering:

	Per 2029 Note	Total for the 2029 Notes	Per 2049 Note	Total for the 2049 Notes
Underwriting discounts to be paid by us	0.650%	$2,600,000	0.875%	$4,375,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $2.2 million. We have agreed to reimburse the underwriters for expenses relating to any required review of this offering by the Financial Industry Regulatory Authority, Inc.

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Each series of notes is a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of each series of notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of such series of notes. If the underwriters create a short position in the notes of a series in connection with the offering, i.e., if they sell more notes of such series than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes of such series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of a series of notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC acted as our financial advisers in connection with the Acquisition, for which they are receiving customary fees and expenses. Also in connection with the Acquisition, certain of the underwriters and/or their affiliates have provided committed financing under the Bridge Commitment, pursuant to which they receive customary commitment fees in connection with their respective commitments and, in the event we borrow under the Bridge Facility, would receive certain additional funding and other fees. Certain of the underwriters and/or their affiliates are also lenders and/or agents under the Revolving Credit Facility, which we expect to draw upon to refinance Peoples’s revolving credit facility in connection with the Acquisition, and receive customary fees and expenses in connection therewith and will receive proceeds from this offering in connection with our repayment of borrowings under the Revolving Credit Facility as described in “Use of Proceeds.” Certain of the underwriters in this offering are also acting as underwriters in the Common Stock Offering and the TEU Offering, for which they received or will receive customary fees and expenses. Certain of the underwriters may also receive fees and expenses in connection with the Private Placement. In addition, in an effort to manage our exposure to interest rate risk associated with this offering, we have entered into, and in the future, may enter into, financial derivative instruments such as interest rate swap agreements with certain of the underwriters or their respective affiliates.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related

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derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters and/or their affiliates have lending relationships with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

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United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong

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(except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

Korea

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

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Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

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LEGAL MATTERS

The validity of the issuance of the notes offered by the prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania will issue an opinion regarding certain matters of Pennsylvania law. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC Funding LLC as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus supplement and in the accompanying prospectus from the Acquisition 8-K/A, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at http://ir.aquaamerica.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus supplement is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

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1934 until we sell all of the securities covered by this prospectus supplement or this offering is terminated; provided, however, that we are not incorporating, in each case, any portions of documents or information furnished or deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•	Our Current Reports on Form 8-K filed with the SEC on October 23, 2018, February 19, 2019 (Item 8.01 only), March 29, 2019 and April 23, 2019, and our Current Report on Form 8-K/A filed with the SEC on April 15, 2019.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.

762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000
Attention: Corporate Secretary

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

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PROSPECTUS

AQUA AMERICA, INC.

Common Stock

Preferred Stock

Common Stock Purchase Contracts

Warrants

Units

Depositary Shares

Debt Securities

Aqua America, Inc. may, from time to time, in one or more offerings, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the names of the underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WTR.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, an accompanying prospectus supplement will disclose the exchange, quotation system or market on which the securities will be listed.

The prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may, from time to time, in one or more offering, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in the securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only upon the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement that contains specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and its direct and indirect subsidiaries. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward- looking statements where statements are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

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•	recovery of capital expenditures and expenses in rates;

•	projected capital expenditures and related funding requirements;

•	our capability to pursue timely rate increase requests;

•	the availability and cost of capital financing;

•	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

•	dividend payment projections;

•	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

•	the capacity of our water supplies, water facilities and wastewater facilities;

•	the impact of federal and/or state tax laws or policies and the regulatory treatment of the effects of those laws or policies, including the Tax Cuts and Jobs Act;

•	the impact of geographic diversity on our exposure to unusual weather;

•	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

•	our authority to carry on our business without unduly burdensome restrictions;

•	the continuation of investments in strategic ventures;

•	our ability to obtain fair market value for condemned assets;

•	the impact of fines and penalties;

•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the development of new services and technologies by us or our competitors;

•	the availability of qualified personnel;

•	the condition of our assets;

•	the impact of legal proceedings;

•	general economic conditions;

•	acquisition-related costs and synergies;

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•	the sale of water and wastewater divisions; and

•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	changes in general economic, business, credit and financial market conditions;

•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the profitability of future acquisitions;

•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

•	the decisions of governmental and regulatory bodies, including decisions on rate increase requests;

•	our ability to file rate cases on a timely basis to minimize regulatory lag;

•	abnormal weather conditions, including those that result in water use restrictions;

•	changes in, or unanticipated, capital requirements;

•	changes in our credit rating or the market price of our common stock;

•	changes in valuation of strategic ventures;

•	our ability to integrate businesses, technologies or services which we may acquire;

•	our ability to manage the expansion of our business;

•	our ability to treat and supply water or collect and treat wastewater;

•	the extent to which we are able to develop and market new and improved services;

•	the effect of the loss of major customers;

•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

•	labor disputes;

•	increasing difficulties in obtaining insurance and increased cost of insurance;

•	cost overruns relating to improvements to, or the expansion of, our operations;

•	increases in the costs of goods and services;

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•	civil disturbance or terroristic threats or acts;

•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

•	changes in accounting pronouncements;

•	litigation and claims; and

•	changes in environmental conditions, including the effects of climate change.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

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AQUA AMERICA, INC.

Aqua America, Inc. is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 52% of our operating revenues and approximately 74% of our net income for 2017. As of December 31, 2017, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC and Aqua Resources Inc. Aqua Infrastructure provides non- utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water and wastewater service through two operating and maintenance contracts with municipal authorities close to our utility companies’ service territory; and offers, through a third party, water and wastewater line repair service and protection solutions to households. In 2017, we completed the sale of business units that are reported within Aqua Resources, which installed and tested devices that prevent the contamination of potable water and repaired water and wastewater systems, and repaired and performed maintenance on water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions) as shown below:

Year	Utility Customer Growth Rate
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%
2013	1.3%

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In 2017, our customer count increased by 10,584 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2013 through 2017, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.4%. During the five-year period ended December 31, 2017, our utility customer base including customers associated with utility system acquisitions and dispositions increased from 968,357 at January 1, 2013 to 982,849 at December 31, 2017. This five-year period includes the impact of the condemnation of our Fort Wayne, IN system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010- 3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy, which includes potential future acquisitions of municipally owned and investor- owned water and wastewater systems, regulated utilities and infrastructure projects, and market-based activities complementary to our regulated business, to fund the integration of any businesses that we acquire into our existing business, and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

CERTAIN RATIOS

Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.90	4.17	4.15	4.05	3.79
Ratio of earnings to combined fixed charges and preferred stock dividends	3.90	4.17	4.15	4.05	3.79

The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing our earnings by fixed charges and by combined fixed charges and preferred stock dividends, respectively. For the purpose of these computations, earnings include the sum of income from continuing operations before income taxes and non-controlling interest, and fixed charges, less

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capitalized interest. Fixed charges consist of interest on all indebtedness, whether expensed or capitalized, amortization of debt expense, and the estimated interest attributable to rental and lease expense calculated using an assumed interest factor of 33% of rental and lease expense.

DESCRIPTION OF CAPITAL STOCK

As of February 13, 2018 our authorized capital stock was 301,770,819 shares, consisting of:

•	300,000,000 shares of common stock, par value $0.50 per share, of which 177,750,505 shares were outstanding; and

•	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our articles of incorporation and bylaws each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our subsidiaries and the dividends they receive from their subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon our subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under our most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2017 was approximately $1.4 billion of Aqua Pennsylvania’s retained earnings and $143 million of the retained earnings of certain other subsidiaries. Payment of dividends on our common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to

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make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus constitutes a part.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any preemptive rights provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (PBCL), which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors,

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a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such month period or within 24 months before such period. A controlling person or group is a person or group that

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has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

•	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

•	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

•	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, each consisting of a common stock purchase contract and, as security for the holder’s obligation to purchase the common stock under the contract, the following:

•	our senior debt securities or subordinated debt securities described under “Description of Debt Securities;”

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other asset as security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

Each common stock purchase contract may require us to make periodic payments to the holder of the unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contract and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts.

DESCRIPTION OF WARRANTS

General

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the anti-dilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the anti-dilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any unit. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to units, the collateral arrangements and depositary arrangements, if applicable, relating to such units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the units.

DESCRIPTION OF DEPOSITORY SHARES

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and that meets certain other requirements. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “us,” “ours” or “our” refer only to Aqua America, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture, individually, as an indenture and, collectively, as the indentures. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the applicable indenture trustee.

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A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

We may issue fixed or floating rate debt securities. Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

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Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether the debt is senior or subordinated;

•	whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;

•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates, and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

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•	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

•	any other specific terms of the debt securities that are consistent with the provisions of the indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

We may issue senior debt securities under the senior debt indenture. Senior debt will constitute our unsecured and unsubordinated obligations and will rank on a basis equal in priority with all our other unsecured and unsubordinated debt.

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Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior debt (including senior debt securities), which is defined as “senior indebtedness” in the subordinated debt indenture (Section 16.01).

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities (Section 16.04).

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities (Section 16.02).

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments (Section 16.03).

Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

•	the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

•	all capitalized lease obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above (Section 1.01 of Subordinated Indenture).

However, senior debt does not include:

•	the subordinated debt securities (Section 16.01 of Subordinated Indenture);

•	any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities (Section 1.01 of Subordinated Indenture); and

•	items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

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Modification of the Indentures

The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series (Section 9.02).

No such modification may, without the consent of each holder of an affected security:

•	extend the fixed maturity of any such security;

•	reduce the rate or change the time of payment of interest on such security;

•	reduce the principal amount of such securities or the premium, if any, on such security;

•	change any obligation of ours to pay additional amounts with respect to such security;

•	reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

•	adversely affect the right of repayment or repurchase of such security at the option of the holder;

•	reduce or postpone any sinking fund or similar provision with respect to such security;

•	change the currency or currency unit in which such security is payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;

•	reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

•	change any obligation of ours with respect to such security to maintain an office or agency.

Defaults

Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

•	our failure to pay for 30 days required interest on any debt security of such series;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

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•	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

•	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

•	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

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Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by Pennsylvania law (Section 1.12).

Concerning the Trustee Under the Indentures

We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.

Form, Exchange and Transfer

We will issue debt securities only in registered form; no debt securities will be issued in bearer form (Section 2.03). We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security (Section 2.04). Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security (Section 3.05). These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed (Section 3.05).

•	You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement (Section 3.05). You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them (Section 3.06).

•	You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange (Sections 3.05 and 3.06). The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities (Section 3.06).

•	If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled (Section 3.05).

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•	If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities (Section 15.02).

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons (Section 3.02). Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC (Section 3.01). DTC will thus be the only registered holder of these debt securities.

Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form (Section 3.05).

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities (Section 3.05). DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

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DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement for that transaction. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at http:// ir.aquaamerica.com/.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018; and

•                  The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

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These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000

Attention: Corporate Secretary

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

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$900,000,000

AQUA AMERICA, INC.

$400,000,000 3.566% Senior Notes due 2029

$500,000,000 4.276% Senior Notes due 2049

PROSPECTUS SUPPLEMENT

Joint Bookrunners

RBC Capital Markets		Goldman Sachs & Co. LLC
BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan		TD Securities

April 24, 2019